UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

 ______________________________________________________________________________

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

BWX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware		001-34658	80-0558025
(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification No.)

800 Main Street, 4th Floor
Lynchburg,	Virginia		24504
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (980) 365-4300

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BWXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Information.

On June 9, 2020, BWX Technologies, Inc. (the “Company”) issued a press release announcing that it has priced its previously announced offering of $400 million aggregate principal amount of 4.125% senior notes due 2028 (the “Notes”) in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (“the Offering”). The Notes will be guaranteed by each of the Company’s present and future direct and indirect wholly owned domestic subsidiaries that is a guarantor under that certain credit agreement, dated as of May 24, 2018, among the Company, certain of the Company’s subsidiaries, Wells Fargo Bank, N.A., as administrative agent, and the other lenders party thereto (the “Credit Facility”) as amended by Amendment No. 1 to the Credit Facility, dated as of March 24, 2020.

The Company intends to use the net proceeds from the Offering (1) to repay in full all indebtedness outstanding under its senior secured term loans, (2) to repay a portion of the amount outstanding under the senior secured revolving credit facility and (3) to pay all fees and expenses related to the offering. The consummation of the Offering is expected to be completed on June 12, 2020, subject to customary closing conditions.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The information contained in this report, including the exhibit hereto, shall not constitute an offer to sell, or a solicitation of an offer to purchase, any Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release dated June 9, 2020.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

By:	/s/ Thomas E. McCabe
Thomas E. McCabe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: June 9, 2020